EXHIBIT 10.1
AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 3 to Third Amended and Restated Credit Agreement dated as of May 16, 2017 (this “Agreement”) is among Abraxas Petroleum Corporation, a Nevada corporation (the “Borrower”), the undersigned Guarantors (the “Guarantors”), the financial institutions party to the Credit Agreement described below as Lenders (the “Lenders”), and Société Générale, as Administrative Agent for the Lenders (the “Administrative Agent”) and Issuing Lender.
INTRODUCTION
A.The Borrower, the Lenders, the Issuing Lender, and the Administrative Agent have entered into the Third Amended and Restated Credit Agreement dated as of June 11, 2014, as amended by Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of September 22, 2014 and Amendment No. 2 to Third Amended and Restated Credit Agreement dated as of April 20, 2016 (as so amended and as further amended, supplemented or otherwise modified, the “Credit Agreement”).
B.    Reference is made to that certain Third Amended and Restated Guaranty Agreement made by the Guarantors in favor of the Administrative Agent dated as of June 11, 2014 (as amended, supplemented or otherwise modified, the “Guaranty”).
C.    The Borrower has requested, and the Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as set forth herein.
D.    Raven Drilling, LLC is required to grant an Acceptable Security Interest in the Oilwell E-2000 drilling rig and the equipment necessary to refurbish it (collectively, the “Raven Rig”) pursuant to Section 5.08 of the Credit Agreement.
E.    The Guarantors wish to reaffirm their guarantees of the Obligations as amended by this Agreement.
THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantors, the Administrative Agent, and the Lenders hereby agree as follows:
Section 1.    Definitions; References. All capitalized terms not otherwise defined in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.
Section 2.    Amendments to Credit Agreement. On the Effective Date (as defined below), the Credit Agreement is amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Third Amendment Effective Date” means May 16, 2017.
(b)    Section 1.01 of the Credit Agreement is hereby amended by restating the grid in the definition of “Applicable Margin” in its entirety as follows:

Utilization	Eurodollar Rate Advances	Reference Rate Advances	Commitment Fee Rate
Less than 25%	2.50%	1.50%	0.50%
Equal to or greater than 25% but less than 50%	2.75%	1.75%	0.50%
Equal to or greater than 50% but less than 75%.	3.00%	2.00%	0.50%
Equal to or greater than 75% but less than 90%	3.25%	2.25%	0.50%
Equal to or greater than 90%	3.50%	2.50%	0.50%

(a)    Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Canadian Abraxas” in its entirety.
(b)    Section 1.01 of the Credit Agreement is hereby amended by restating the definition of “Excluded Accounts” to read in its entirety as follows:
“Excluded Accounts” means (a) accounts held at PlainsCapital Bank (or successor bank) holding certificates of deposit supporting letters of credit in an aggregate amount not to exceed at any time the undrawn face amount of such letters of credit, and provided (x) such letters of credit are permitted under Section 6.02(g) and (y) a Lien on such accounts or the amounts held therein is permitted under Section 6.01(k) and (b) one or more petty cash operating accounts held at PlainsCapital Bank (or successor bank) in an aggregate amount not to exceed $50,000 at any time.
(c)    Section 1.01 of the Credit Agreement is hereby amended by restating the definition of “Fee Letter” to read in its entirety as follows:
“Fee Letters” means that certain fee letter dated June 11, 2014 among the Borrower, Société Générale, and SG Americas Securities, LLC, and that certain fee letter dated May 16, 2017 among the Borrower, Société Générale, and SG Americas Securities, LLC.

(d)    Section 1.01 of the Credit Agreement is hereby amended by replacing the dates “December 31, 2013” and “March 31, 2014” in the definition of “Financial Statements” with “December 31, 2016” and “March 31, 2017” respectively.
(e)    Section 1.01 of the Credit Agreement is hereby amended by deleting the words “other than Canadian Abraxas” from the definition of “Guarantor”.
(f)    Section 1.01 of the Credit Agreement is hereby amended by restating the definition of “Maturity Date” to read in its entirety as follows:
“Maturity Date” means May 16, 2021.
(g)    Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “Section 6.02(n)” in the definition of “Senior Unsecured Notes” with a reference to “Section 6.02(o)”.
(h)    Section 1.01 of the Credit Agreement is hereby amended by restating the last sentence of the definition of “Subsidiary” to read in its entirety as follows:
Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
(i)    Section 2.02(a) of the Credit Agreement is hereby amended by restating the first sentence of such Section 2.02(a) to read in its entirety as follows:
As of the Third Amendment Effective Date, the Administrative Agent and the Lenders have set and the Borrower has acknowledged the Borrowing Base as $115,000,000.
(j)    Section 2.08(c) of the Credit Agreement is hereby amended by replacing each reference to “Fee Letter” with “Fee Letters”.
(k)    Section 4.01 of the Credit Agreement is hereby amended by restating the last sentence of such Section to read in its entirety as follows:
As of the Third Amendment Effective Date, Schedule 4.01 sets forth the capital structure of the Borrower and its Subsidiaries.
(l)    Section 4.05(c) of the Credit Agreement is hereby amended by replacing “2013” with “2016.”
(m)    Section 4.05(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
(d)     As of the Third Amendment Effective Date, neither the Borrower nor any of its Subsidiaries has any Debt other than the Debt listed on Schedule 4.05.

(n)    Section 4.13 is hereby amended by replacing “2013” in the second sentence of such Section with “2016.”
(o)    Section 4.17 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
Section 4.17    Gas Contracts. Other than as set forth in Schedule 4.17 or as disclosed in writing pursuant to Section 5.06(g)(v), neither the Borrower nor any of the Guarantors, as of the Initial Funding Date and as of the date of each redetermination of the Borrowing Base: (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Borrower’s and its Subsidiaries’ Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (b) has produced gas, in any material amount, subject to, and none of the Borrower’s and the Guarantors’ Oil and Gas Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, in each case other than in the ordinary course of business and which prepayments and balancing rights, in the aggregate, do not result in the Borrower or any Guarantor having net aggregate liability at any time in excess of an amount equal to 1% of the Proven Reserves categorized as “proved, developed and producing” on the most recently delivered Engineering Report.
(p)    Section 4.18 of the Credit Agreement is hereby amended by replacing the words “date of this Agreement” in the second sentence of such Section with the words “Third Amendment Effective Date”.
(q)    Section 4.19 of the Credit Agreement is hereby amended by restating the first sentence of such Section 4.19 to read in its entirety as follows:
Before and after giving effect to the making of the initial Advances, and as of the Third Amendment Effective Date, each of the Borrower and its Subsidiaries is Solvent.
(r)    Section 4.21 of the Credit Agreement is hereby amended by restating such Section 4.21 to read in its entirety as follows:
Section 4.21    Material Agreements. Schedule 4.21 sets forth a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Third Amendment Effective Date (other than the agreements set forth in Schedule 4.20) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of the Guarantors, and all obligations of the Borrower or any of the Guarantors to issuers of surety or appeal bonds issued for account of the Borrower or any such Guarantor, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 4.21 is a complete and correct list of all material agreements and other instruments of the Borrower and the Guarantors relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons. Except as detailed otherwise in Schedule 4.21, the Borrower has heretofore delivered to the Administrative Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the Third Amendment Effective Date.
(s)    Section 6.01 of the Credit Agreement is hereby amended by deleting the last sentence of such section.
(t)    Section 6.02 of the Credit Agreement is hereby amended by deleting the last sentence of such section.
(u)    Section 6.04(b)(iv) of the Credit Agreement is hereby amended by adding the following parenthetical immediately after the phrase “any interest therein or Subsidiaries owning Oil and Gas Properties”:
(and related equipment that is located on and necessary for the production of Hydrocarbons from such Oil and Gas Properties)
(v)    Section 6.04(b)(vii) of the Credit Agreement is hereby amended by replacing the number “$1,000,000” with the number “$2,000,000”.
(w)    Section 6.10 of the Credit Agreement is hereby amended by deleting the words “or Canada” from the end of such Section.
(x)    Section 6.20 of the Credit Agreement is hereby amended by replacing the number “4.00” with the number “3.50”.
(y)    Section 9.01 of the Credit Agreement is hereby amended by restating clause (iii) of the second proviso of such Section 9.01 to read in its entirety as follows:
(iii) no Fee Letter may be amended, or rights or privileges thereunder waived, except in a writing executed by all of the parties thereto.
(z)    Exhibit B of the Credit Agreement is hereby amended and replaced in its entirety with Exhibit B attached hereto.
(aa)    Schedule 4.01 of the Credit Agreement is hereby amended and replaced in its entirety with Schedule 4.01 attached hereto.

(bb)    Schedule 4.05 of the Credit Agreement is hereby amended and replaced in its entirety with Schedule 4.05 attached hereto.
(cc)    Schedule 4.17 of the Credit Agreement is hereby amended and replaced in its entirety with Schedule 4.17 attached hereto.
(dd)    Schedule 4.20 of the Credit Agreement is hereby amended and replaced in its entirety with Schedule 4.20 attached hereto
(ee)    Schedule 4.21 of the Credit Agreement is hereby amended and replaced in its entirety with Schedule 4.21 attached hereto.
Section 3.    Reaffirmation of Liens and Grant of Security Interest in the Raven Rig.
(a)    Each of the Borrower and the Guarantors (i) is party to certain Security Instruments securing and supporting the Borrower’s and Guarantors’ obligations under the Loan Documents, (ii) represents and warrants that according to their terms the Security Instruments will continue in full force and effect to secure the Borrower’s and Guarantors’ obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified (including by this Agreement), and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Instruments are valid and subsisting and create an Acceptable Security Interest in the Collateral to secure the Borrower’s and Guarantors’ obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified (including by this Agreement).
(b)    The delivery of this Agreement does not indicate or establish a requirement that any Guaranty or Security Instrument requires the Borrower’s or any Guarantor’s approval of amendments to the Credit Agreement.
(c)    Raven Drilling, LLC hereby agrees that the Raven Rig shall be subject to the grant of security interest under the Security Agreement and shall constitute “Collateral” as defined therein for all purposes.
Section 4.    Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, as such Obligations may have been amended by this Agreement. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.
Section 5.    Representations and Warranties. The Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that:

(a)    the representations and warranties set forth in the Credit Agreement, the Guaranties and in the other Loan Documents are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Loan Document;
(b)    (i) the execution, delivery, and performance of this Agreement are within the corporate, limited liability company or other power and authority of the Borrower or such Guarantor, as applicable, and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and
(c)    as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.
Section 6.    Effectiveness. This Agreement shall become effective and enforceable against the parties hereto, upon the occurrence of the following conditions precedent (such date being the “Effective Date”):
(a)    The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and the Required Lenders.
(b)    The Administrative Agent shall have received a secretary’s certificate from each of the Borrower and each Guarantor certifying such Person’s (i) officer’s incumbency, (ii) authorizing resolutions and (iii) organizational and governing documents.
(c)    The Administrative Agent shall have received evidence satisfactory to it that the Raven Rig is subject to an Acceptable Security Interest.
(d)    The Administrative Agent shall have received certificates of good standing for each of the Borrower and the Guarantors in each state in which each such Person is organized (and to the extent requested by the Administrative Agent, in each state in which such Person is qualified to do business), which certificates shall be dated a date not earlier than 30 days prior to the Effective Date.
(e)    The Administrative Agent shall have received a legal opinion from Jackson Walker L.L.P. as counsel to the Borrower and the Guarantors, in form and substance reasonably acceptable to the Administrative Agent, and covering such matters as the Administrative Agent may reasonably request.

(f)    The representations and warranties in this Agreement shall be true and correct before and after giving effect to this Agreement.
(g)    No Default shall have occurred and be continuing.
(h)    The Borrower shall have paid (i) all other costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.04 of the Credit Agreement or any other written agreement and (ii) all fees required under the Fee Letters.
Section 7.    Effect on Loan Documents. Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or Lenders’ rights under the Loan Documents, as amended. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Loan Documents.
Section 8.    RELEASE. THE BORROWER ACKNOWLEDGES THAT ON THE DATE HEREOF ALL OBLIGATIONS ARE PAYABLE WITHOUT DEFENSE, OFFSET, COUNTERCLAIM OR RECOUPMENT. IN ADDITION, EACH OF THE LOAN PARTIES (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, LEGAL COUNSEL TO THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT, THE SECURITY AGREEMENT OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AGREEMENT. EACH OF THE LOAN PARTIES HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS SECTION 8, AND IS FREELY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.
Section 9.    Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 10.    Miscellaneous.
(a)    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original. Delivery of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
(b)    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
(c)    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
(d)    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
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